Exhibit 10.67

                              SEPARATION AGREEMENT

     SEPARATION AGREEMENT entered into as of December 31, 1995 between GRAFF PAY-PER-VIEW, INC. (the "Company") and Mark Graff (the "Executive").

                                  INTRODUCTION

     The parties entered into the Employment Agreement on January 1, 1992, as amended from time to time pursuant to Amendments 1 through Amendments 3 (such agreement as amended is referred to herein as the "Employment Agreement") and both parties now desire to terminate the Employment Agreement and set forth herein the terms and conditions of termination including separation payments and benefits to the Executive.

     Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived here from, and intending to be legally bound hereby, the Company and the Executive agree as follows:

     1. Definitions. All defined terms used in this Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Employment Agreement.

     2. Termination of Employment Agreement and Position. Effective upon the close of business on December 31, 1995, the Employment Agreement is terminated in all respects except as otherwise specifically provided in paragraph 5. Except as set forth in this Agreement, neither party shall have any claim against the other with respect to the Employment Agreement. The Company is unaware of any claim otherwise arising out of the employment relationship. Except (i) as expressly provided for herein or (ii) with respect to expenses and benefits accrued prior to December 31, 1995, neither the Company nor Executive shall have any rights and obligations pursuant to the Employment Agreement. Executive hereby resigns from all positions as an officer and employee of the Company and each of its subsidiaries, as well as a director of all subsidiaries of the Company. The Company hereby accepts such resignation. Notwithstanding the foregoing, Executive shall remain as a director of the Company pursuant to the provisions of paragraph 6 hereof and thereafter as a consultant pursuant to paragraph 9.

     3. Separation Payment.

     (a) In consideration of such termination the Company, subject to the provisions herein, shall pay to Executive a severance payment ("Separation


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Payment") in the amount of $250,000 per annum payable in equal installments during the period January 1, 1996 through December 31, 1999. Installments of Separation Payments shall be made at the same time executives of the Company are paid salary which payments are currently made bi-weekly. Executive shall be notified of any change in such salary payment policy. Any amount advanced in 1996 in excess of an installment of the Separation Payment shall be credited against the next installments of the Separation Payments beginning November 1996.

     (b) Notwithstanding the foregoing, in the event the Company or major subsidiary completes a private or public financing in excess of $20,000,000 and the Company is permitted to utilize the proceeds to be used for such purpose, the Executive shall have the option to require prepayment of the Separation Payment. The Company shall notify Executive of such completion and permission. Such option shall be exercised in writing within twenty (20) days after notice by the Company of the completion of the financing and receipt of all funds thereunder. Payment shall be made within ten (10) days after the notice by the Executive that he elects prepayment. The amount of prepayment shall be equal to the present money value of the unpaid Separation Payment utilizing the prime interest rate of the Company's principal bank.

     (c) If during the period ending on the earlier of December 31, 1996 or the completion of a major financing, any principal bank or any underwriter or placement agent requires that the Severance Payment to Executive be reduced to less than $250,000 as a condition to making a loan, consummating a financing, making additional advances, waiving a default of a covenant, or agreeing not to accelerate a loan to the Company, then Executive and the Company agree to negotiate in good faith to reach an agreement with respect to the amount of reduction and consideration and other terms therefor. In the event the Company and Executive are unable to reach an agreement within ten (10) business days, then they shall promptly select a mutually agreeable party to determine promptly the amount of reduction and consideration and other terms. During the aforesaid negotiations and determination, the Company will continue to pay Executive Severance Payments.

     4. Continuation of Certain Benefits. Until December 31, 1998, the Company shall maintain in full force and effect, for the continued benefit of the Executive, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to December 31, 1995 as an employee, provided that the Executive's continued participation is possible under the general terms and provisions of such benefit plans and programs. Other than the Deferred Compensation Agreement and disability policy referred to hereinafter the sole benefit provided herein is the Company's health plan. In the event that the Executive's participation in any such benefit plan or program is barred, the Company shall arrange, at the Company's expense, to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs. The Company shall also maintain existing disability insurance as well as the Deferred Compensation Agreement dated October 1, 1992. At the end of the period of coverage provided above, the Executive shall have the

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option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically to the Executive.

     5. Survival of Certain Provisions of the Employment Agreement. The following provisions of the Employment Agreement are incorporated herein by reference notwithstanding the termination of such Employment Agreement.

     (a) Paragraph 8(c) through 8(d) (relating to piggyback rights for the sale of option shares acquired by Executive). The provisions of paragraphs 8(c) shall also apply to the registration of all shares of the Company presently owned by Executive in addition to options and shares referred to therein and the offerings to which piggyback rights related in paragraph 8(c) shall also include all offerings made by the Company or other senior executives or former senior executives.

     (b) Article 13 (dealing with restrictive covenants, confidentiality, etc. set forth therein), except paragraph 13(a) shall read as follows:

     Executive undertakes and agrees that until the later of June 30, 1997 or twelve (12) months after he ceases to act as a director, he will not compete, directly, or indirectly, or participate as a director, officer, employee, consultant agent, consultant, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly or indirectly within any geographical area in the adult entertainment business of the Company or adult entertainment business of any of its subsidiaries. Notwithstanding the foregoing, Executive may engage in the business of distributing MPAA rated titles to third parties (including the Company and its subsidiaries), for use on broadcast or pay-per-view networks and all digital delivery platform and systems. Executive further undertakes and agrees that during the restriction period set forth in the prior sentence, he will not, directly or indirectly employ, cause to be employed, or solicit for employment any of Company's or its subsidiaries' employees while employed by the Company or Subsidiary or for a period of six (6) months thereafter.

     (c) Article 14. (Indemnity)

     6. Director Nomination. Executive shall be nominated as a director for election by the shareholders of the Company at the Company's 1996 annual meeting of shareholders, and thereafter until (i) December 31, 1998, (ii) he ceases to be the record or beneficial owner of 50% of the number of shares of the Company he now owns, (iii) he competes directly or indirectly with the Company or its subsidiaries, or (iv) such time as he resigns or declines to seek election as a director.

     7. Office. Executive shall be afforded the use without cost of a suitable office at the Company's facility at 536 Broadway, New York, New York until

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December 31, 1996.

     8. Right of First Refusal. Until June 30, 1996, Mark Graff and Lee Nolan together shall have the right of first refusal to purchase the Company's playback facility on the tenth floor of the Company's facility at 536 Broadway, New York, New York upon the same terms and conditions (including credit worthiness) as the Company may receive from any unaffiliated third party. The Company shall give Messrs. Graff and Nolan written notice of the terms of any such proposal. Messrs. Graff and Nolan shall give notice of their offer and response of such offer within ten business days after notice of such proposal.

     9. No Duty, Authority, Consulting Services. Other than Executive's duties as a director, Executive shall have no duty to provide services to the Company. Notwithstanding the foregoing, the Company shall retain and the Executive shall act as a consultant to the Company, without any additional monetary consideration, for a period of five (5) years after he ceases to act as a director. As a consultant, Executive shall perform such duties as are reasonably assigned at mutually agreeable time and places, but Executive shall not be required to devote more than four (4) hours per month to the Company. Other than as specifically authorized in writing, Executive shall have no authority to act on behalf of the Company or make any representation or commitment on its behalf. If Executive performs any services requested in writing, he shall be paid his authorized expenses in accordance with normal Company policy.

     10. Advances. All advances (other than for business expenses) received by Executive from the Company shall be repaid to the Company during 1997 in equal monthly installments provided the amount of such advances shall be deducted from any prepayment of the Separation Payment. Such outstanding advances shall bear interest at the same rate the Company is paying to its principal lender.

     11. Press Releases. No release or public announcement relating to this agreement or to Executive shall be made by the Company without the approval of Executive which shall not be unreasonably withheld. The parties acknowledge that the Company is a public corporation and in certain situations has the duty of disclosure. Except as provided by law or to any proposed lender or investor, Executive shall not disclose terms of this Separate Agreement except to the extent such terms are publicly disclosed.

     12. Return of Property. Executive shall promptly deliver to the Company all property of the Company and its subsidiaries in its possession or control including but not limited to all personal property, as computers and other equipment, records, credit cards and any leased or Company owned vehicles.

     13. Legal Fees. The Company will pay the legal fees and disbursements incurred by Executive in connection with the preparation of this Separation Agreement, provided such fees and disbursements shall not exceed $2,500.

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     14. Arbitration. Except for a dispute, controversy or claim relating to
Article 13 of the Employment Agreement surviving termination thereof and incorporated herein by reference, any and all other disputes, controversies and claims arising out of or relating to this Agreement, or with respect to the interpretation of this Agreement, or the rights or obligations of the parties, whether by operation of law or otherwise, shall be settled and determined by arbitration in New York City, New York, pursuant to the then existing rules of the American Arbitration Association ("AAA") for commercial arbitration. Any such proceeding referred to in herein shall also determine Executive's entitlement to legal fees. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their right to appeal therefrom. The parties further agree that judgment upon any arbitration award may be entered in the courts of the State of New York and the United States federal courts in said State, and the parties hereby consent to the jurisdiction of such courts for such purposes.

     15. Miscellaneous.

     (a) Notices. Any Notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

                  To the Company:

                           Graff Pay-Per View, Inc.
                           536 Broadway
                           New York, New York 10012

                  To the Executive:

                           Mark Graff

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

     (b) Integration; Modification. This Agreement constitutes the entire understanding and agreement between the Company, and the Executive regarding

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its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

     (c) Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

     (e) Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

     (f) Governing Law and Interpretation. This Agreement shall be governed by the internal laws of the State of New York. Each of the parties agrees that he or it, as the case may be, shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be hereunder; and that this Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenant notwithstanding any law to the contrary.

     (g) Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall be considered in interpreting this Agreement.

     (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. Options. Executive shall receive an option to purchase 249,585 shares of common stock at market price on the first day following the expiration of

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the six month period after executive's last sale of Graff stock in 1995.

     17. Continuation of Options. The Company will take such steps as reasonably necessary so that Executive's existing options do not terminate because the Executive is no longer an employee. Options issued under the 1992 and 1993 Stock Option Plans shall be amended to make clear that such options shall continue as long as Executive is a director or consultant. The Company will use its best efforts to adopt an amendment to the 1994 and 1995 Stock Option Plans, permitting such options to be exercised, as long as the optionee is a director or consultant. Options held by Executive shall be amended thereby.

     18. Registration Statement. The Company shall amend the existing S-3 registration statement covering Executive's shares to eliminate note 6 to the selling stockholder table and any other provision suggesting that Executive is only registering the shares in connection with a loan arrangement.

     19. S-8. The Company has registered shares subject to its 1992, 1993 and 1994 Option Plans pursuant to Form S-8.

     IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officers on the date first above written.

GRAFF PAY-PER-VIEW, INC.

By: /s/ J. Roger Faherty
    --------------------------------
        Title: Chairman


    /s/ Mark Graff
    --------------------------------
       (Executive)